SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (date of earliest event reported)

May 19, 2004

Halliburton Company
(Exact name of registrant as specified in its charter)

State or other Jurisdiction of incorporation	Commission File Number	IRS Employer Identification Number

Delaware	1-3492	No. 75-2677995

1401 McKinney, Suite 2400
Houston, Texas 77010
(Address of principal executive offices)

Registrant's telephone number,
including area code – 713-759-2600

INFORMATION TO BE INCLUDED IN REPORT

Item 9. Regulation FD Disclosure.

On May 19, 2004 registrant issued a press release entitled “Halliburton 2004 Shareholders’ Meeting and Second Quarter Dividend.”

The text of the press release is as follows:

HALLIBURTON 2004 SHAREHOLDERS’ MEETING AND
SECOND QUARTER DIVIDEND

HOUSTON, Texas – Halliburton (NYSE: HAL) announced today that at its annual meeting of shareholders in Houston, its shareholders elected all 11 nominees to the board of directors, approved an amendment to the certificate of incorporation of Halliburton to increase its authorized common stock, and voted against three shareholder proposals.

Shareholders re-elected board members Robert L. Crandall, Kenneth T. Derr, Charles J. DiBona, W. R. Howell, Ray L. Hunt, David J. Lesar, Aylwin B. Lewis, J. Landis Martin, Jay A. Precourt, Debra L. Reed, and C. J. Silas.

At the board of directors’ meeting following the shareholders’ meeting, the board declared a second quarter dividend of twelve and one-half cents ($.125) a share on the company’s common stock payable June 24, 2004, to shareholders of record at the close of business on June 3, 2004.

Halliburton, founded in 1919, is one of the world's largest providers of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services and Engineering and Construction Groups. The company’s World Wide Web site can be accessed at www.halliburton.com.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: May 19, 2004	By:	/s/ Margaret E. Carriere

Margaret E. Carriere
Vice President and Secretary